Exhibit 10.5

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (the “Agreement”) is dated June 3rd, 2019, by and between ARTHUR ROSEN, an individual (“Rosen”) and ERIC GOLDBERG, an individual (“Goldberg” and together with Rosen, the “Creditors” and each a “Creditor”).

RECITALS:

WHEREAS, the Creditors are entering into that certain Loan Agreement, dated as of the date hereof (the “Loan Agreement”) with Jerrick Media Holdings, Inc. (the “Debtor”), evidencing a loan with an aggregate principal amount as of the date hereof of $2,400,000.00 (together with owing and outstanding and unpaid interest such thereon, the “Debt Amount”);

WHEREAS, the obligations of the debtors in respect of the Debt Amount are documented pursuant to the Loan Agreement, and certain related documents (the “Creditor Loan Documents”) and are secured by liens granted pursuant to such documents in certain assets of the Debtor (the “Collateral”);

WHEREAS, the Creditors intend that they shall be secured on a basis with respect to the Collateral proportionate to their respective Creditor Share (as defined below); and

WHEREAS, the Creditors wish to memorialize their agreements concerning their respective rights, duties and obligations to one another with respect to the security interests granted under the Creditor Loan Documents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated herein by this reference.

2. Ranking of Interests. Each Creditor agrees and acknowledges that all sums secured or owing to either Creditor under the Creditor Loan Documents shall be and are hereby declared by each Creditor to be held and/or receivable by the Creditors on a basis of fifty percent (50.00%) to Goldberg and fifty percent (50.00%) to Rosen (each such share hereinafter referred to as each Creditor’s “Creditor Share”). Any amounts payable hereunder shall be rounded to the nearest whole ten-dollar increment.

Notwithstanding anything to the contrary contained in any Creditor Loan Documents and irrespective of: (i) dates, times or order of when a Creditor made its loan to the Company under the Creditor Loan Documents; (ii) the time, order or method of attachment or perfection of the security interests created in favor of either Creditor; (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any collateral; (iv) anything contained in any filing or agreement to which any Creditor now or hereafter may be a party; (v) the rules for determining perfection or priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors; (vi) the time or order of obtaining control or possession of any Collateral; or (vii) or the failure to perfect or maintain the perfection or priority of any security interests, each Creditor hereby agrees and acknowledges that: (x) each of the Creditors has a valid security interest in the Collateral and (y) the security interests of each Creditor in any Collateral pursuant to any Creditor Loan Documents shall be pari passu with each other subject to each Creditor’s respective Creditor Share.

3. Payment Obligations. The Creditors agree that in the event that any payments or distributions on account of the Debt Amount or in any way relating to the Collateral or any assets or property of the Debtor shall be received by any Creditor, such payments or distributions shall be held in trust by the receiving Creditor for the benefit of all the Creditors and the receiving Creditor shall promptly pay each non-receiving Creditor their respective Creditor Share of such payments or distributions, in the same form as received, with any necessary endorsements to the address listed below in Section 6(a) within two (2) Business Days after the receipt thereof or to such account which may be notified to the receiving Creditor by the non-receiving Creditor.

4.  Default.

(a) Notice of Default. In that regard if a Creditor becomes aware of the occurrence of a default by the Debtor not cured within any applicable cure period such Creditor shall notify the other Creditor in writing of the occurrence of any such default within two (2) business days after the occurrence thereof.

(b) Enforcement of Rights. Upon the occurrence of any default by a Debtor under any of the Creditor Loan Documents, each Creditor shall be permitted to exercise and enforce its rights and remedies provided in its Creditor Loan Documents, provided, however, that all the provisions of this Agreement shall remain in full force and effect and each Creditor shall remain bound hereby.

(c) Post-Default Payment. Upon the occurrence and during the continuance of any default by a Debtor under any of the Creditor Loan Documents, payments shall be made to the Creditors based on their respective Creditor Share. Should any Debtor make any payments to any Creditor not in compliance with this Agreement during the continuance of any such default, the other Creditors hereto shall be immediately notified and such payment shall be shared with all of the other Creditors based on their respective Creditor Share as determined at such time such payment is received and payment shall be sent to the address listed below in Section 6(a) within two (2) Business Days after the receipt thereof.

5. Termination.

(a) Unanimous Agreement. The Creditors may terminate this Agreement at any time upon unanimous written approval of all Creditors.

(b) Effect of Termination. Upon a termination of this Agreement in accordance with Section 5(a) above, neither Creditor shall have any further obligation, each to the other, hereunder, except for any obligations or indemnities in this Agreement that specifically survive such termination.

6. Miscellaneous.

(a)  Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to Rosen:	Arthur Rosen
P.O. Box 811
Sullivan’s Island, SC 29482
E-mail: arthurjrosen@gmail.com

With a copy to:
(which shall not constitute notice)

If to Goldberg:	Eric Goldberg
E-Mail: axele329@gmail.com

With a copy to:	Patrick Sturgeon
(which shall not constitute notice)	E-mail: patrick.sturgeon@brooklinecapmkts.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day, any notice hand delivered after 5:00 p.m., EST, being deemed delivered on the following business day; and (iv) if delivered by e-mail notification to the e-mail address of the applicable Person as shown on this Agreement, then on the date such e-mail is sent, so long as the sender does not receive either a system rejection notice that such e-mail was not properly sent or received, or a reply notice that the receiving party is not receiving e-mails at such time. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by any other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed that the notice has been received by the other party.

(b)  Entire Agreement. This Agreement, and the documents delivered pursuant hereto, if any, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein.

(c)  Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

(d)  Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless all parties hereto shall unanimously agree in writing to such amendment, modification or change.

(e)  No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(f)  Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

(g)  Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(h)  Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

(i)  Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey, without regard to the principles of conflicts of laws. The parties further agree that any action between them shall be heard in Bergen County, New Jersey and expressly consent to the jurisdiction and venue of the State and Federal Courts sitting in New Jersey for the adjudication of any civil action asserted pursuant to this Agreement.

(j)  Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

(k)  Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

(l)  Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 6(l).

(m)  WAIVER OF JURY TRIAL. EACH CREDITOR AND COLLATERAL AGENT, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH ANY PARTIES HERETO ARE ADVERSE PARTIES.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto executed this Agreement effective as of the Effective Date.

ARTHUR ROSEN, as Creditor

ERIC GOLDBERG, as Creditor